                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 3, 2004
                                                     ----------------

                       Peoples Ohio Financial Corporation
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

         OHIO                          0-49619                  31-1795575
------------------------        ---------------------       -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                            Identification No.)

                             635 South Market Street
                                Troy, Ohio 45373
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:             937.339.5000


            ---------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K

Item 8.01.           Other Events.
---------            ------------

            The following was contained in a press release issued by
            Peoples Ohio Financial Corporation on November 3, 2004:
                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                            FIRST QUARTER FISCAL 2005



Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $422,000 for the quarter ended September 30, 2004, a decline of $92,000, or 17.9%, from the $514,000 reported for the same period in 2003. Basic earnings per share were $0.06 for the quarter ended September 30, 2004, compared to $0.07 for the quarter ended September 30, 2003. Fully diluted earnings per share were $0.06 for the quarter ended September 30, 2004, compared to $0.07 for the quarter ended September 30, 2003.

Net interest income was $1,718,000 for the quarter ended September 30, 2004, $55,000, or 3.1%, less than the $1,773,000 reported for the quarter ended September 30, 2003. The decline was attributed to the continued low interest rate environment and the pressure it has put on net interest margins throughout the banking industry. In addition, the Bank has taken advantage of the prolonged low interest rate environment to divest of longer-term fixed rate assets (primarily 30-year fixed rate mortgages) in favor of shorter-term interest earning assets (primarily investment securities and commercial real estate loans with weighted -average maturities of from 1 to 3 years) in an effort to reduce the Bank's exposure to interest rate risk and better position the Bank should longer-term interest rates begin to increase. Total interest income was $2,708,000 for the quarter ended September 30, 2004, a decline of $203,000, or 7.0% from the $2,911,000 reported during the quarter ended September 30, 2003, due to lower average loans outstanding coupled with lower interest rates. The decline in interest income was partially offset by a $149,000 or 13.1% decline in interest expense during the same period. Average deposits declined by $1.5 million or 1.3% and the overall rate paid on those deposits declined by 15 basis points. In addition, while average Federal Home Loan Bank advances remained fairly stable during the two periods, the rate paid on those advances declined by 69 basis points.

Noninterest income increased $19,000, or 3.6%, to $543,000 for the quarter ended September 30, 2004, compared to the $524,000 recorded for the quarter ended September 30, 2003, as increases in service charges on deposit accounts of $31,000 and the increase in cash value of life insurance of $5,000, were partially off-set by a decline in revenue generated from trust operations of $17,000.

Noninterest expense was $1,610,000 for the quarter ended September 30, 2004, $100,000 or 6.6% higher than the $1,510,000 reported for the quarter ended September 30, 2003. This increase was primarily attributable to increases in data processing fees and other noninterest expenses. The increase in data processing fees of $37,000 or 25.2% related to increases in maintenance agreements related to the Bank's processing systems and the upgrade of the software system used by the Bank's trust department both of which occurred in January of 2004. The increase in other noninterest expense items was primarily attributable to a $17,000, or 32.7% increase in merchant service fees, and $24,000 timing difference related to expenses related to customer deposit accounts. The balance of the increase was attributable to minor increases in several noninterest expense accounts.

Total assets at September 30, 2004 were $195.4 million, compared to $193.2 million at June 30, 2004, as the Bank took advantage of increases in interest rate to begin growing its loan portfolio. Net loans increased $5.4 million or 3.4% during the quarter. This increase was attributable to increases in first and second mortgages on one-to-four family homes, as well as, commercial real estate loans.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.

Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
September 30, 2004 and September 30, 2003
(in thousands)

                                                     September 30, 2004   June 30, 2004
                                                     ------------------   -------------
                                                        (unaudited)
Assets
 Cash and Cash equivalents                                $  7,980          $ 10,875
 Investment securities                                      15,828            16,242
 Loans, net
                                                           156,094           150,735
 FHLB stock                                                  5,546             5,487
 Bank-owned life insurance                                   4,242             4,196
 Other assets                                                5,723             5,661
                                                          --------          --------
     Total assets                                         $195,413          $193,196
                                                          ========          ========

Liabilities and shareholders' equity
 Deposits                                                 $109,160          $114,223
 FHLB advances                                              59,826            53,295
 Other liabilities                                           1,877               822
                                                          --------          --------
      Total liabilities                                    170,863           168,340
Equity for ESOP shares                                         470               466
Shareholders' equity                                        24,080            24,391
                                                          --------          --------
      Total liabilities and shareholders' equity          $195,413          $193,196
                                                          ========          ========





Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Quarter Ended September 30, 2004 and September 30, 2003
(unaudited, in thousands, except share data)

                                                             Quarter ended          Quarter ended
                                                           September 30, 2004     September 30, 2003
                                                           ------------------     ------------------
Interest income                                                    $2,708               $2,911
Interest expense                                                      990                1,138
                                                                   ------               ------
   Net interest income                                              1,718                1,773
Provision for loan losses                                              30                   30
                                                                   ------               ------
   Net interest income after provision for loan loss                1,688                1,743
Noninterest income                                                    543                  524
Noninterest expense                                                 1,610                1,510
Income tax expense                                                    199                  243
                                                                   ------               ------
     Net income                                                    $  422               $  514
                                                                   ======               ======
Earnings per share:
   Basic                                                           $ 0.06               $ 0.07
                                                                   ======               ======
   Diluted                                                         $ 0.06               $ 0.07
                                                                   ======               ======
Dividends per share                                                $0.065               $ 0.06
                                                                   ======               ======

Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                                    As of                     As of
                                              September 30, 2004          June 30, 2004
                                              ------------------          -------------
Total assets                                      $ 195,413                 $ 193,196
Investment securities                                15,828                    16,242
Total loans                                         157,142                   151,783
Allowance for loan losses (ALL)                       1,048                     1,048
ALL to total loans                                    0.67%                     0.69%
Non-performing assets                                $1,375                    $1,248



-------------------------------------------------------------------------------------------
                     Quarter ended September 30, 2004    Quarter ended September 30, 2003
-------------------------------------------------------------------------------------------
ROA                                              .87%                               1.00%
-------------------------------------------------------------------------------------------
ROE                                             6.96%                               8.48%
-------------------------------------------------------------------------------------------



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                             By: /s/ Ronald B. Scott
                                                 -------------------------------
                                                 Ronald B. Scott
                                                 President


Date:  November 3, 2004